UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue

8th Floor

Boston, MA 02118

(Address of principal executive offices, including zip code)

(781) 797-0979

(Telephone number, including area code, of agent for service)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PEPG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

PepGen Inc. (the “Company”) will host a conference call on July 30, 2024 at 4:30 p.m. Eastern time, during which the Company expects to announce the positive data from its ongoing CONNECT1-EDO51 Phase 2 clinical trial for the treatment of Duchenne muscular dystrophy (“DMD”). Directions on how to access the conference call and a summary of the initial data are included in the Company’s press release titled “PepGen Announces Positive Data from Low-Dose Cohort of PGN-EDO51 in Ongoing CONNECT1-EDO51 Phase 2 Clinical Trial for Treatment of Duchenne Muscular Dystrophy” furnished as Exhibit 99.1 hereto. A copy of the slide deck that will be presented during the conference call is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K (this “Form 8-K”), including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. This Form 8-K (including the exhibits hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On July 30, 2024, the Company announced clinical data from the first dose cohort (5 mg/kg) of PGN-EDO51, its lead investigational candidate for patients with DMD whose mutations are amenable to an exon 51-skipping approach.

CONNECT1 Results for the 5 mg/kg Starting Dose Cohort (n=3)

Exon 51 Skipping and Dystrophin Production Data

•	Exon 51 Skipping: PGN-EDO51 produced mean exon skipping in biceps tissue of 2.15% at week 13 compared to baseline.

•	Dystrophin Production

•	PGN-EDO51 achieved a mean muscle-adjusted dystrophin level of 1.49% of normal and a 0.70% change from baseline after 4 doses, measured at week 13.

•	PGN-EDO51 achieved a mean absolute dystrophin level of 0.61% of normal and a 0.26% change from baseline after 4 doses, measured at week 13 by Western blot analysis.

Safety and Tolerability Data

The 5 mg/kg dose of PGN-EDO51 was well tolerated by all study cohort participants through week 13. There were no discontinuations, dose interruptions or dose reductions.

•	The one related treatment-emergent adverse event was mild and resolved.

•

There was no sustained elevation in kidney biomarkers. There were no cases of hypomagnesemia or hypokalemia. There were also no changes in electrolytes or hepatic function and no cases of anemia or thrombocytopenia.

•

All three patients in this cohort are continuing to be dosed with PGN-EDO51 at 5 mg/kg in the long-term extension (LTE) phase of the clinical trial. PGN-EDO51 continues to be well tolerated during the LTE as of July 29, 2024.

The Company plans to present additional results from the 5 mg/kg cohort at a medical meeting later in the year.

Update on PGN-EDO51 10 mg/kg Cohort

As of July 29, 2024, two participants have received a total of four doses at 10 mg/kg in the ongoing CONNECT1 study. To date, PGN-EDO51 has been generally well tolerated at this dose level and the Company expects to report initial results from the 10 mg/kg cohort in early 2025.

Update on CONNECT2-EDO51 Clinical Trial

Based on the data from CONNECT1, including PGN-EDO51’s emerging safety profile to date, the Company is working to optimize the design of the CONNECT2 Phase 2 double-blind, placebo-controlled 25-week multinational trial. The CONNECT2 clinical trial is open in the United Kingdom. The Company continues to engage with regulators in the European Union and expects to open the clinical trial in the United States by year-end.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 30, 2024, issued by PepGen Inc.

99.2	Corporate Presentation by PepGen Inc. relating to the CONNECT1-EDO51 5 mg/kg Clinical Data

104	Cover page interactive data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEPGEN INC.

Date: July 30, 2024	By:	/s/ Noel Donnelly
	Name:	Noel Donnelly
	Title:	Chief Financial Officer